UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2010

NATIONAL COAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0-26509	65-0601272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8915 George Williams Road

Knoxville, Tennessee 37923

(Address of Principal Executive Offices/Zip Code)

(865) 690-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 –  Entry into a Material Definitive Agreement.

Effective December 10, 2010, National Coal Corp., a Florida corporation (“National Coal” or the “Company”), entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”) dated September 27, 2010, by and among National Coal, Ranger Energy Investments, LLC, a Delaware limited liability (“Ranger Energy”), and Ranger Coal Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ranger Energy (“Merger Sub”). Pursuant to the Amendment, (i) the closing date and time for the merger was scheduled for 2:00 p.m., Eastern Time, on December 15, 2010, (ii) the latest possible closing date was extended from December 14, 2010 to December 17, 2010 and (iii) Ranger Energy agreed to deposit $12,314,250 with Wells Fargo Bank, N.A. to pay in full all principal and interest on the Company’s 10.5% Senior Secured Notes due 2010 which is due to holders other than Ranger Energy or its affiliates.

The description contained in this Item 1.01 of certain terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 –  Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amendment No. 1 to Agreement and Plan of Merger dated December 10, 2010, between National Coal Corp., Ranger Energy Investments, LLC and Ranger Coal Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COAL CORP.

Date: December 14, 2010	By:	/S/ DANIEL A. ROLING
Daniel A. Roling
Chief Executive Officer and President

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